QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2002

Dial Thru International Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	0-22636 (Commission File No.)	75-2461665 (I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite 350
Los Angeles, California 90272
(Address of principal executive offices, including zip code)

(310) 566-1700
Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant

(b)
New independent accountant

    We engaged King Griffin & Adamson P.C. ("KGA") as our new independent accountant as of August 23, 2002. KGA was the independent accountant of Dial Thru International Corporation, ("Dial Thru") for the fiscal year ended October 31, 2000. During the most recent fiscal year and through August 23, 2002, we have not consulted with KGA regarding the following:

  (i)
  the application of accounting principles to a specified transaction, either completed or proposed;

  (ii)
  the type of audit opinion that might be rendered on our financial statements, and in no case was a written report provided to us nor was oral advice provided that KGA concluded was an important factor considered by Dial Thru in reaching a decision as to an accounting, auditing or financial reporting issue; or

  (iii)
  any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dial Thru International Corporation

Date: September 10, 2002	By:	/s/ ALLEN SCIARILLO Allen Sciarillo Executive Vice President and Chief Financial Officer

QuickLinks

SIGNATURES